                                                                     EXHIBIT 4.2





                                NATCO GROUP INC.

                   (FORMERLY CUMMINGS POINT INDUSTRIES, INC.)

                                      AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                  RIGHTS AGENT




                                RIGHTS AGREEMENT


                            DATED AS OF MAY 15, 1998

                               TABLE OF CONTENTS


                                                                            Page


NATCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 1.    Certain Definitions.  . . . . . . . . . . . . . . . . . . . . .  1

Section 2.    Appointment of Rights Agent.    . . . . . . . . . . . . . . . .  7

Section 3.    Issue of Right Certificates.      . . . . . . . . . . . . . . .  7

Section 4.    Form of Right Certificates.     . . . . . . . . . . . . . . . .  9

Section 5.    Execution, Authentication and Delivery.     . . . . . . . . . . 10

Section 6.    Registration, Registration of Transfer and Exchange.    . . . . 10

Section 7.    Mutilated, Destroyed, Lost and Stolen Right Certificates. . . . 11

Section 8.    Exercise of Rights; Purchase Price; Expiration Date of Rights.  12

Section 9.    Cancellation and Destruction of Right Certificates. . . . . . . 13

Section 10.   Reservation and Availability of Shares  . . . . . . . . . . . . 13

Section 11.   Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Section 12.   Adjustment of Purchase Price, Number of Shares or Number of
              Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Section 13.   Certificate of Adjusted Purchase Price or Number of Shares.     20

Section 14.   Consolidation, Merger or Sale or Transfer of Assets or Earning
              Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20


Section 15.   Fractional Rights and Fractional Shares.    . . . . . . . . . . 22

Section 16.   Rights of Action. . . . . . . . . . . . . . . . . . . . . . . . 23

Section 17.   Agreement of Right Holders. . . . . . . . . . . . . . . . . . . 24

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
Section 18.   Right Certificate Holder Not Deemed a Stockholder . . . . . . . 24

Section 19.   Concerning the Rights Agent . . . . . . . . . . . . . . . . . . 24

Section 20.   Duties of Rights Agent. . . . . . . . . . . . . . . . . . . . . 25

Section 21.   Merger or Consolidation or Change of Name of Rights Agent . . . 26

Section 22.   Change of Rights Agent  . . . . . . . . . . . . . . . . . . . . 27

Section 23.   Issuance of New Right Certificates  . . . . . . . . . . . . . . 28

Section 24.   Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . 28

Section 25.   Mandatory Redemption and Exchange . . . . . . . . . . . . . . . 29

Section 26.   Notice of Certain Events. . . . . . . . . . . . . . . . . . . . 30

Section 27.   Securities Laws Registrations . . . . . . . . . . . . . . . . . 31

Section 28.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Section 29.   Supplements and Amendments.     . . . . . . . . . . . . . . . . 32

Section 30.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . 32

Section 31.   Benefits of this Agreement. . . . . . . . . . . . . . . . . . . 32

Section 32.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 32

Section 33.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 32

Section 34.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 32

Section 35.   Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . 33

Section 36.   Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . 33

---------------------

Exhibit A --  Form of Right Certificate

Exhibit B --  Certificate of Designation, Rights and Preferences of Series A
              Junior Participating Preferred Stock

Exhibit C --  Summary of Rights to Purchase Preferred Stock

       This RIGHTS AGREEMENT, dated as of May 15, 1998 is between NATCO Group Inc., a Delaware corporation and formerly named Cummings Point Industries, Inc. (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent.

                                   RECITALS:

       The Board of Directors of the Company has authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business on the Record Date (as such terms are hereinafter defined) and has authorized the issuance of one Right with respect to each share of Common Stock that shall hereafter be issued out of authorized but unissued Common Stock or out of treasury between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined) or the date, if any, on which such Rights are redeemed.

       Each Right will initially represent the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company, having the rights and preferences set forth in the form of Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock attached hereto as Exhibit B.

       The Board of Directors of the Company has directed that the terms and conditions under which the Rights are to be distributed, including without limitation those affecting the exercise thereof, the securities or other property to be acquired thereby and the purchase price to be paid therefor, shall be set forth in a written agreement between the Company and a rights agent made for the benefit of the holders of the Rights to the extent so provided therein.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

       Section 1.    (a)    Certain Definitions.  For purposes of this
Agreement, the following terms shall have the meanings indicated:

              "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Voting Shares for or pursuant to any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Voting Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, become the

       Beneficial Owner of any additional Voting Shares of the Company, then such Person shall be deemed to be an "Acquiring Person".
       Notwithstanding the foregoing, any Person who has reported or is required to report such ownership (but who is the Beneficial Owner of less than 20% of the outstanding Common Shares of the Company) on
       Schedule 13G under the Exchange Act (or any comparable or successor reporting form) or on Schedule 13D under the Exchange Act (or any comparable or successor reporting form) which Schedule 13D does not state any intention or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Shares) and, within ten Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired Common Shares in excess of 14.9% of the outstanding Common Shares of the Company inadvertently or without knowledge of the terms of the Rights and who, together with all such Person's Affiliates and Associates, thereafter does not acquire additional Common Shares while being the Beneficial Owner of 15% or more of the outstanding Common Shares of the Company shall not be deemed to be an "Acquiring Person"; provided, however, that, if the Person requested so to certify fails to do so within ten Business Days, then such Person shall become an Acquiring Person immediately after such ten day period.

              "Agreement" shall mean this Rights Agreement as hereafter amended from time to time.

              "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

              A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "own beneficially" any securities which (without duplication):

              (i) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, rights, warrants, options or otherwise;

              (ii) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, including any such right or ownership obtained pursuant to any agreement, arrangement or understanding, whether or not in writing; or

              (iii) are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or

       Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

       provided, however, that, for purposes of each clause of this definition, a Person shall not be deemed the Beneficial Owner of, or to own beneficially, any securities (A) tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (B) issuable upon the exercise of Rights at any time prior to the Shares Acquisition Date; (C) as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement, or understanding (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (D) acquired by a Person engaged in business as an underwriter of securities through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

              Notwithstanding anything in this definition to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company (or to the number of such securities "beneficially owned"), shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

              "Close of Business" on any given date shall mean 5:00 P.M., Houston time, on such date; provided, however, that, if such date is not a Business Day it shall mean 5:00 P.M., Dallas time, on the next succeeding Business Day.

              "Closing Price", with respect to any security, shall mean the last sale price, regular way, on a specific Trading Day or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If such security is not publicly held or so listed or traded, "Closing Price" shall mean the fair value per unit of such security as determined in good faith by the Board of Directors of the Company, whose determination shall be described and the Closing Price set forth in a statement filed with the Rights Agent.

              "Common Shares" when used with reference to the Company shall mean shares of capital stock of the Company which have no preference over any other class of stock with respect to dividends or assets, which are not redeemable at the option of the Company and with respect to which no sinking, purchase or similar fund is provided and shall initially mean the shares of Common Stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall, if used with reference to a corporation, mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person and, if used with reference to any other Person, mean the equity interest in such Person (or, if the net worth determined in accordance with generally accepted accounting principles of another Person which controls such first-mentioned Person is greater than such first-mentioned Person, then such other Person) with the greatest voting power or managerial power with respect to the business and affairs of such Person.

              "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

              "Company" shall mean NATCO Group Inc., a Delaware corporation, and its successors.

              "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Rights Agent.

              "Corporate Trust Office" means the principal office of the Rights Agent at which it administers its corporate trust business, which, in the case of ChaseMellon Shareholder Services, L.L.C., shall, until hereafter changed, be its office at 2323 Bryan Street, Dallas, Texas.

              "Cynara Merger" shall mean the merger contemplated by that certain Agreement and Plan of Merger dated as of March 26, 1998, between the Company and The Cynara Company.

              "DGCL" shall have the meaning ascribed to such term in the Recitals to this Agreement.

              "Distribution Date" shall mean the earlier of (i) the tenth Business Day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Voting Shares for or pursuant to the terms of any such plan) of, or after the date of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Voting Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the then outstanding Voting Shares of the Company; provided, however, that an event described in clause (ii) of this definition above shall not cause the occurrence of the Distribution Date if the Board of Directors of the Company shall, prior to such tenth Business Day (or such later date as described in clause (ii) above), determine that such tender or exchange offer is spurious, unless, thereafter, the Board of Directors of the Company shall make a contrary determination, in which event the Distribution Date shall occur on the later to occur of such tenth Business Day (or such later date as described in clause (ii) above) and the date of such latter determination.

              "Effective Date" shall mean May 15, 1998.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

              "Final Expiration Date" shall mean the Close of Business on May 15, 2008.

              "Initial Public Offering" shall mean an offering, sale and delivery of shares of Common Stock in a distribution firmly underwritten by one or more underwriters and registered pursuant to the registration provisions of the Securities Act.

              "Person" shall mean any individual, firm, corporation, partnership, limited partnership, trust or other entity, and shall include any successor (by merger or otherwise ) of such entity.

              "Preferred Shares" shall mean shares of the Company's currently authorized Series A Junior Participating Preferred Stock, without par value.

              "Principal Party" shall have the meaning ascribed to such term in
       Section 14(b).

              "Purchase Price" shall mean the price at which the holder of a Right may, subject to the terms and conditions of this Agreement, purchase one one-hundredth (1/100) of a Preferred Share (which, initially, is as set forth in Section 8(b) hereof), as such price shall be adjusted pursuant to the terms of this Agreement.

              "Record Date" shall mean May 15, 1998.

              "Redemption Date" shall mean the time at which the Rights are redeemed pursuant to Section 24 herein or the time at which all of the Rights are mandatorily redeemed and exchanged pursuant to Section 25 hereof.

              "Redemption Price" shall have the meaning specified in Section 24(b) herein.

              "Right" shall mean one preferred share purchase right which initially represents the right of the registered holder thereof to purchase one one-hundredth (1/100) of a Preferred Share upon the terms and subject to the conditions herein set forth.

              "Right Certificate" shall mean a certificate, in substantially the form of Exhibit A attached to this Rights Agreement, evidencing the Rights registered in the name of the holder thereof.

              "Rights Agent" shall mean ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, and any successor thereto appointed in accordance with the terms hereof, in its capacity as agent for the Company and the holders of the Rights pursuant to this Agreement.

              "Rights Register" and "Rights Registrar" shall have the meanings specified in Section 6.

              "Securities Act" shall mean the federal Securities Act of 1933, as amended.

              "Shares Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition shall include a report filed pursuant to Section 13(d) or Section 16(a) of the Exchange
       Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

              "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the outstanding capital stock or other equity interests having ordinary voting power in the election of directors or similar officials is owned, directly or indirectly, by such Person.

              "Trading Day" shall mean a day on which the principal national securities exchange on which any of the Voting Shares of the Company are listed or admitted to trading is open for the transaction of business or, if none of the Voting Shares of the Company is listed or admitted to trading on any national stock exchange, a Business Day.

              "Voting Shares" shall mean (i) the Common Shares of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger or consolidation of the Company, any share exchange, any sale of all or substantially all of the Company's assets, any other reorganization or recapitalization or any liquidation, dissolution or winding up of the Company. Whenever any provision of this Agreement requires a determination of whether a number of Voting Shares comprising a specified percentage of such Voting Shares is, was or will be beneficially owned or has been voted, tendered, acquired, sold or otherwise disposed of or a determination of whether a Person has offered or proposed to acquire a number of Voting Shares comprising such specified percentage, the number of Voting Shares comprising such specified percentage of Voting Shares shall, subject to the provisions of the definition in this Section 1(a) of "Beneficial Owner", in every such case be deemed to be the number of Voting Shares comprising the specified percentage of all the Company's then outstanding Voting Shares.

              "Wholly-Owned Subsidiary" of a Person shall mean any corporation or other entity all the outstanding capital stock or other equity interests of which having ordinary voting power in the election of directors or similar officials (other than directors' qualifying shares or similar interest) are owned, directly or indirectly, by such Person.

       (b) Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (i) the term "Section" shall refer to the specified Section of this Agreement.

       Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

       Section 3.    Issue of Right Certificates.   (a)  From and after the
date of this Agreement until the Distribution Date, (i) outstanding Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for outstanding Common Shares of the Company and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, a Right Certificate evidencing one Right for each Common Share so held. From and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates

       (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Shares outstanding on the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate representing Common Shares in respect of which Rights have been issued, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such Common Shares.

       (c) The Company agrees that, at any time after the date of this Agreement and prior to the Distribution Date that it issues any of its Common Shares upon original issue or out of treasury, it will concurrently distribute to the holder of such Common Shares one Right for each such Common Share, which Right shall be subject to the terms and provisions of this Agreement and will evidence the right to purchase the same number of one one-hundredths of a Preferred Share at the same Purchase Price as the Rights then outstanding.

       (d) Certificates for Common Shares of the Company issued after the date of this Rights Agreement, including those issued pursuant to the Cynara Merger and the Initial Public Offering, but prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, whether upon registration of transfer or exchange of such Common Shares outstanding on the date of this Agreement or upon original issue or out of treasury thereafter, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

              This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between NATCO Group Inc. and a Rights Agent dated as of May 15, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of NATCO Group Inc. Under certain circumstances as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. NATCO Group Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to or acquired by any Acquiring Person (as defined in the Rights Agreement) shall, under certain circumstances, become null and void.

With respect to certificates evidencing Common Shares of the Company outstanding on the date of this Agreement or issued with the foregoing legend, until the Distribution Date, outstanding Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender of any such certificate for registration of transfer or exchange of the Common Shares evidenced thereby shall also constitute surrender for registration of transfer or exchange of outstanding Rights (as such Rights have been or shall be amended and supplemented) associated with the Common Shares represented thereby.

       (e) Until the Distribution Date (or, if earlier, the Redemption Date or Final Expiration Date), the surrender for registration of transfer or exchange of any certificate for Common Shares of the Company outstanding as of the Close of Business on the date of this Agreement or issued hereafter shall also constitute the surrender for registration of transfer or exchange of the outstanding Rights associated with the Common Shares represented thereby.

       (f) If the Company purchases or acquires any of its Common Shares after the date hereof but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

       Section 4. Form of Right Certificates. The form of Right Certificates (and the forms of election to purchase Preferred Shares (or other securities) and of assignment to be printed on the reverse thereof) shall in form and substance be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or as may be necessary to conform to usage. Subject to the provisions of Section 23 hereof, the Right Certificates, whenever issued, shall be dated as of the date of authentication thereof, but, regardless of any adjustments of the Purchase Price or the number of Preferred Shares (or other securities) as to which a Right is exercisable (whether pursuant to this Agreement or any future amendments or supplements to this Agreement), or both, occurring after the Effective Date and prior to the date of such authentication, such Right Certificates may, on their face, without invalidating or otherwise affecting any such adjustment, expressly entitle the holders thereof to purchase such number of Preferred Shares at the Purchase Price per one one-hundredth (1/100) of a Preferred Share as to which a Right would be exercisable if the Distribution Date were the date of this Agreement; no adjustment of the Purchase Price or the number of Preferred Shares (or other securities) as to which a Right is exercisable, or both, effected subsequent to the date of authentication of any Right Certificate shall be invalidated or otherwise affected by the fact that such adjustment is not expressly reflected on the face or in the provisions of such Right Certificate.

       Pending the preparation of definitive Right Certificates, the Company may execute, and upon Company Order the Rights Agent shall authenticate and send, by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the

Distribution Date, temporary Right Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Right Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Right Certificates may determine, as evidenced by their execution of such Right Certificates.

       If temporary Right Certificates are issued, the Company will cause definitive Right Certificates to be prepared without unreasonable delay. After the preparation of definitive Right Certificates, the temporary Right Certificates shall be exchangeable for definitive Right Certificates, upon surrender of the temporary Right Certificates at the Corporate Trust Office of the Rights Agent, without charge to the holder. Upon surrender for cancellation of any one or more temporary Right Certificates, the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor one or more definitive Right Certificates, evidencing a like number of Rights. Until so exchanged, the temporary Right Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Right Certificates.

       Section 5. Execution, Authentication and Delivery. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Right Certificates may be manual or facsimile.

       Right Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Right Certificates or did not hold such offices at the date of authentication of such Right Certificates. At any time and from time to time after the execution and delivery of this Agreement and prior to the Distribution Date, the Company may deliver Right Certificates executed by the Company to the Rights Agent for authentication, together with a Company Order for the authentication and delivery of such Right Certificates, and the Rights Agent in accordance with such Company Order shall authenticate and deliver such Right Certificates as in this Agreement provided and not otherwise.

       No Right Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Right Certificate a certificate of authentication substantially in the form provided for herein executed by the Rights Agent by manual signature, and such certificate upon any Right Certificate shall be conclusive evidence and the only evidence that such Right Certificate has been duly authenticated and delivered hereunder.

       Section 6. Registration, Registration of Transfer and Exchange. From and after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company shall cause to be kept at the Corporate Trust Office of the Rights Agent a Rights Register (a "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the

Company shall provide for the registration of Right Certificates and of transfers of Rights. The Rights Agent is hereby appointed the registrar and transfer agent (the "Rights Registrar") for the purpose of registering Right Certificates and transfers of Rights as herein provided and the Rights Agent agrees to maintain such Rights Register in accordance with such regulations so long as it continues to be designated as Rights Registrar hereunder.

       Upon surrender to the Rights Agent for registration of transfer of any Right Certificate, the Company shall execute, and the Rights Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Right Certificates evidencing a like number of Rights.

       At the option of the holder, Right Certificates may be exchanged for other Right Certificates upon surrender of the Right Certificates to be exchanged to the Rights Agent. Whenever any Right Certificates are so surrendered for exchange, the Company shall execute, and the Rights Agent shall authenticate and deliver, the Right Certificates that the holder making the exchange is entitled to receive.

       All Right Certificates issued upon any registration of transfer or exchange of Right Certificates shall be the valid obligations of the Company, evidencing the same Rights, and entitled to the same benefits under this Agreement, as the Right Certificates surrendered upon such registration of transfer or exchange.

       Every Right Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Rights Agent) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Rights Registrar duly executed, by the holder thereof or his attorney duly authorized in writing.

       No service charge shall be made for any registration of transfer or exchange of Right Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Right Certificates, other than exchanges not involving any transfer.

       The provisions of this Section 6 shall be subject to the provisions of
Section 15.

       Section 7. Mutilated, Destroyed, Lost and Stolen Right Certificates. If any mutilated Right Certificate is surrendered to the Rights Agent, the Company shall execute and the Rights Agent shall authenticate and deliver in exchange therefor a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

       If there shall be delivered to the Company and the Rights Agent (i) evidence to their satisfaction of the destruction, loss or theft of a Right Certificate and (ii) such security or indemnity, if any, as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Rights Agent that such Right Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Right Certificate, a new Right Certificate of like tenor, for a like number of Rights and bearing a registration number not contemporaneously outstanding.

       Upon the issuance of any new Right Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

       Every new Right Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Right Certificate shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Right Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Right Certificates duly issued hereunder.

       The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Right Certificates.

       Section 8. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its Corporate Trust Office, together with payment of the Purchase Price for each one one-hundredth (1/100) of a Preferred Share (or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time of redemption on the Redemption Date or (iii) the time at which such Rights are mandatorily redeemed and exchanged as provided in Section 25 hereof.

       (b) The Purchase Price for each one one-hundredth (1/100) of a Preferred Share pursuant to the exercise of a Right shall initially be seventy-two and fifty/100ths dollars ($ 72.50), shall be subject to adjustment from time to time as provided in Sections 12 and 14 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

       (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the securities to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or other securities) certificates for such number of one one-hundredths of a Preferred Share (or other securities) as are to be purchased and registered in such name or names as may be designated by the registered holder of such Right

Certificate or, if appropriate, in the name of a depositary agent or its nominee, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, and (B) requisition from a depositary agent appointed by the Company, if any, depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased and registered in such name or names as may be designated by such holder (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with such depositary agent), and the Company hereby directs such depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts registered in such name or names as may be designated by such holder, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of such holder.

       (d) If the registered holder of the Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equal to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.

       Section 9. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer or exchange shall, if surrendered to the Company or to any of its other agents, be delivered to the Rights Agent for such purpose and for cancellation or, if surrendered to the Rights Agent for such purpose, shall be canceled by it. No Right Certificates shall be authenticated in lieu of or in exchange for any Right Certificates canceled as provided in this Section except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall so cancel, any other Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, pursuant to a Company Order, destroy such canceled Right Certificates and in such case shall deliver a certificate of destruction thereof to the Company.

       Section 10. Reservation and Availability of Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

       The Company further covenants and agrees that it will, from and after the Distribution Date, cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares of the Company that will be sufficient to permit the exercise in full of all outstanding Rights if adjusted pursuant to
Section 12(a)(ii).

       The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares or Common Shares of the Company issued upon exercise of Rights shall (subject to payment of the Purchase Price) be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or depositary receipts therefor) or Common Shares of the Company upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates or depositary receipts for the Preferred Shares or Common Shares of the Company upon exercise of Rights evidenced by Right Certificates in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for transfer or exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares of the Company upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender thereof) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

       Section 11. Record Date. Each Person in whose name any certificate for Preferred Shares or Common Shares of the Company is issued upon the exercise of, or upon mandatory redemption and exchange of, Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares represented thereby on, and such certificate shall be dated,
(i) in the case of the exercise of Rights, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made, or (ii) in the case of the mandatory redemption and exchange of Rights, the date of such mandatory redemption and exchange; provided, however, that, if the date of such surrender and payment or mandatory redemption and exchange is a date upon which the transfer books of the Company for its Preferred Shares or Common Shares, as the case may be, are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of (or the mandatory redemption and exchange of) the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares (or Common Shares of the Company) for which the Rights shall be exercisable, including the rights to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

       Section 12. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares of capital stock of the Company covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

       (a)    (i)    If the Company shall at any time (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this
Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised thereafter shall be entitled to receive, upon payment of the Purchase Price for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of capital stock which, if such Right had been duly exercised immediately prior to such date (at a time when the Preferred Shares transfer books of the Company were open), such holder would have acquired upon such exercise and been entitled to receive upon payment or effectuation of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 12(a)(i) and Section 12(a)(ii), the adjustment provided for in this Section 12(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 12(a)(ii).

              (ii) Subject to action of the Board of Directors of the Company pursuant to Section 25 of this Agreement, if any Person shall become an Acquiring Person, each other holder of a Right shall, from and after the Close of Business on the tenth Business Day after the Shares Acquisition Date, have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 12(d)) on the date such Person became an Acquiring Person. If any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

       Notwithstanding any other provision of this Agreement, from and after the time any Person shall become an Acquiring Person, any Rights that are or were acquired or beneficially owned by any such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or by any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or to any Associate or Affiliate thereof or to any nominee (acting in its capacity as such) of such Acquiring Person, Associate or Affiliate shall be canceled.

              (iii) If on or after the Distribution Date there shall not be sufficient Common Shares of the Company issued but not outstanding, or authorized but unissued, to permit the exercise in full of all outstanding Rights in accordance with the foregoing subparagraph (ii), the Company agrees to take all such action as is within its power, including appropriate action by its Board of Directors, as may be necessary to amend the Company's charter to authorize additional Common Shares for issuance upon exercise of the Rights. If, notwithstanding the foregoing, the shareholders shall not approve an amendment to the Company's charter authorizing such additional Common Shares, the adjustment prescribed in Section 12(a)(ii) shall not be made but, in lieu thereof, each holder of a Right shall thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement, such number of one one-hundredths of Preferred Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of one one-hundredth of a Preferred Share (determined pursuant to Section 12(d)) on the date such Person became an Acquiring Person.

       (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into or exchangeable for Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (together with any additional consideration required upon conversion or exchange in the case of a security convertible into or exchangeable for Preferred Shares or equivalent preferred shares), less than the current per share market price of the Preferred Shares (determined pursuant to Section 12(d) on such record date), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (together with the aggregate of any additional consideration required upon conversion or exchange in the case of any convertible or exchangeable securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into or for which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case all or part of such subscription or purchase price may be paid in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any computation described in this Section 12(b). The adjustment described in this Section 12(b) shall be made successively whenever such record date is fixed; and, if none of such rights, options or warrants is so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

       (c) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 12(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (determined pursuant to Section 12(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon the exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

       (d)    (i)    For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily Closing Prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, if the issuer of such Common Shares shall announce (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (B) any subdivision, combination or reclassification of such Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall occur during such period of 30 Trading Days, then, and in each such case, for the purposes of determining the current per share market price of the Common Shares, such 30 consecutive Trading Day period shall be reduced to the period commencing on the Trading Day immediately following the ex-dividend or record date and ending on the Trading Day immediately preceding the date of determination.

              (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in paragraph (i) of this Section 12(d). If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares (determined in the manner provided above) multiplied by one hundred.

       (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be, and references herein to the "number of one one-hundredths of a Preferred Share" (or similar phrases) shall be construed to include fractions of one one-hundredth of a Preferred Share. Notwithstanding the first sentence of this
Section 12(e), any adjustment required by this Section 12 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the thirtieth day preceding the Final Expiration Date.

       (f) If as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 12, and the provisions of this Agreement, including Sections 8, 10, 11 and 14, with respect to the Preferred Shares shall apply on like terms to any such other shares.

       (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall, whether or not the Right Certificate evidencing such Rights reflects such adjusted Purchase Price, evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

       (h) Unless the Company shall have exercised its election as provided in Section 12(i), upon each adjustment of the Purchase Price pursuant to
Section 12(b) or 12(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price per one one-hundredth of a Preferred Share, that number of one one-hundredths of a Preferred Share obtained by (i) multiplying (x) the number of one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

       (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights outstanding in lieu of any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each Right outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a right was exercisable immediately prior to such adjustment of the Purchase Price. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. (Until such record date, however, any adjustment in the number of one one-hundredths of a Preferred Share for which a Right shall be exercisable made as required by this Agreement shall remain in effect.) If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and authenticated in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

       (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share that were expressed in the initial Right Certificates issued hereunder.

       (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the amount of consideration per Preferred Share determined by the Board of Directors of the Company to be capital, or below one one-hundredth of the par value, if any, per Preferred Share issuable upon exercise of the Rights, the Company agrees to take such corporate action as is within its power, including appropriate action by its Board of Directors, and that is, in the opinion of its counsel, necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredths of Preferred Shares at such adjusted Purchase Price.

       (l) In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

       (m) Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 12, as and to the extent that it in its sole discretion shall determine to be advisable in order that any combination or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in subsection (b) of this Section 12, hereafter effected by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

       (n)    If at any time prior to the Distribution Date, the Company shall
(i) declare or pay any dividend on the Common Shares of the Company payable in such Common Shares or (ii) effect a subdivision or combination of such Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case
(A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares of the Company outstanding immediately before such event and the denominator of which is the number of such Common Shares outstanding immediately after such event, and (B) each such Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each such Common Share outstanding immediately prior to such event had issued with respect to it. The adjustment provided for in this Section 12(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision or combination is effected. If an event occurs which would require an adjustment under Section 12(a)(ii) and this
Section 12(n), the adjustments provided for in this Section 12(n) shall be in addition and prior to any adjustment required pursuant to Section 12(a)(ii).

       Section 13. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 12 or 14 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares of the Company and the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 28 hereof.

       Section 14. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) If, directly or indirectly, at any time after a Person has become an Acquiring Person, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with any such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of two or more transactions, assets of the Company or its Subsidiaries which constitute more than 50% of the assets or which produce more than 50% of the earning power or cash flow of the Company and its Subsidiaries (taken as a whole) to any Person other than the Company or one or more of its Wholly-Owned Subsidiaries, then, and in each such case, the Company agrees that, as a condition to engaging in any such transaction, it will make or cause to be made proper provision so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Principal Party (as such term is hereinafter defined) as shall be equal to the result obtained by (X) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 12(a)(ii)) and dividing that product by (Y) 50% of the current per share market price of the Common Shares of such other Person (determined pursuant to Section 12(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company," as used herein, shall thereafter be deemed to refer to such Principal Party; and (iv) the Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Shares in accordance with Section 10) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this
Section 14 if at the time of such transaction there are outstanding any rights, warrants, instruments or securities or any agreement or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The provisions of this Section 14 shall similarly apply to successive mergers or consolidations or sales or other transfers. For the purposes of this Section 14, 50% of the assets of the Company and its Subsidiaries shall be determined by reference to the book value of such assets as set forth in the most recent consolidated balance sheet of the Company and its Subsidiaries (which need not be audited) and 50% of the earning power or cash flow of the Company and its Subsidiaries shall be determined by reference to the mathematical average of the operating income or cash flow, respectively, resulting from the operations of the Company and its Subsidiaries for the two most recent full fiscal years as set forth in the consolidated and consolidating financial statements of the Company and its Subsidiaries for such years; provided, however, that, if the Company has, during such period, engaged in one or more transactions to which purchase accounting is applicable, such determination shall be made by reference to the pro forma operating income of the Company and its Subsidiaries giving effect to such transactions as if they had occurred at the commencement of such two-year period.

       (b) The term "Principal Party" shall mean: (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 14(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and, if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 14(a), the Person that is the party receiving the greatest portion of the assets transferred pursuant to such transaction or transactions; provided, however, that in any such case (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve months registered under Section 12 of the Exchange Act and such Person is a direct or indirect subsidiary of another Person the Common Shares of which is and has been so registered, the term "Principal Party" shall refer to such other Person; and
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

       (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 14 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement to this Agreement providing for the terms set forth in subsections (a) and (b) of this
Section 14 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets referenced in the first sentence of Section 14(a), the Principal Party shall: (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; and (ii) shall deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration of a class of securities under the Exchange Act. The provisions of this Section 14 shall similarly apply to successive mergers, consolidations, sale or other transfers of assets. If an event subject to this
Section 14 shall occur at any time after the occurrence of an event subject to
Section 12(a)(ii), the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 14(a).

       Section 15. Fractional Rights and Fractional Shares. (a) the Company shall not be required to issue or distribute Right Certificates which evidence fractional Rights. If, on the Distribution Date or thereafter, as a result of any adjustment effected pursuant to Section 12(i) or otherwise hereunder, a Person would otherwise be entitled to receive a Right Certificate evidencing a fractional Right, the Company shall, in lieu thereof, pay or cause to be paid to such Person an amount in cash equal to the same fraction of the current market value of a whole Right. For the purpose of this Section 15(a), the current market value of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

       (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository shares. If, on the Distribution Date or thereafter, as a result of any adjustment effected hereunder in the number of one one-hundredths of a Preferred Share as to which a Right has become exercisable, a Person would otherwise be entitled to receive a fractional Preferred Share that is not an integral multiple of one one-hundredth of a Preferred Share, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided an amount in cash equal to the same fraction (that is not an integral multiple of one one-hundredth of a Preferred Share) of the current market value of one Preferred Share. For purposes of this Section 15(b), the current market value of a Preferred Share shall be the Closing Price of a Preferred Share for the Trading Day immediately prior to the date of such exercise.

       (c) Should any adjustment contemplated by Section 12(a)(ii) or any mandatory redemption and exchange contemplated by Section 25 occur, the Company shall not be required to issue fractions of Common Shares of the Company upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. If, after any such adjustment or mandatory redemption and exchange, a Person would otherwise be entitled to receive a fractional Common Share of the Company upon exercise of any Right Certificate or upon mandatory redemption and exchange as contemplated by Section 25, the Company shall, in lieu thereof, pay to such Person at the time such Right is exercised as herein provided or upon such mandatory redemption and exchange an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 15(c), the current market value of a Common Share of the Company shall be the Closing Price of such a Common Share for the Trading Day immediately prior to the date of such exercise or the date of such mandatory redemption and exchange.

       (d) The holder of a Right by the acceptance thereof expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or mandatory redemption and exchange of a Right (except as provided above).

       Section 16. Rights of Action. (a) All rights of action in respect of the obligations and duties owed to the holders of the Rights under this Agreement are vested in the registered holders of the Rights; and, without the consent of the Rights Agent or of the holder of any other Rights, any registered holder of any Rights may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding, judicial or otherwise, against the Company to enforce, or otherwise to act in respect of, such holder's right to exercise such Rights in the manner provided in the Right Certificate evidencing such Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

       (b) No right or remedy herein conferred upon or reserved to the registered holder of Rights is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy, whether hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

       (c) No delay or omission of any registered holder of Rights to exercise any right or remedy accruing hereunder shall impair any such right or remedy or constitute a waiver of any default hereunder or an acquiescence therein. Every right and remedy given hereunder or by law to such holders may be exercised from time to time, and as often as may be deemed expedient, by such holders.

       Section 17. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

              (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

              (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the Corporate Trust Office of the Rights Agent duly endorsed or accompanied by a proper instrument of transfer; and

              (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

       Section 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right (whether or not then evidenced by a Right Certificate) shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of Preferred Shares, Common Shares of the Company or any other securities of the Company which may at any time be issuable on the exercise (or mandatory redemption and exchange) of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon any such holder, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26) or to receive dividends or subscription rights until the Right or Rights evidenced by such Right Certificate shall have been exercised (or mandatorily redeemed and exchanged) in accordance with the provisions hereof.

       Section 19. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

       The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares, Common Shares of the Company or other securities of the Company, Company Order, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20 hereof.

       Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

       (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

       (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

       (c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own negligence, bad faith or willful misconduct. Anything herein to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

       (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its authentication thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

       (e) The Rights Agent shall not have any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or with respect to the validity or execution of any Right Certificate (except its authentication thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 12(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method, or amount thereof) provided for in Sections 3, 12, 14, 24 and 25, or the ascertainment of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

       (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

       (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

       (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company.

       (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss of the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

       Section 21. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been authenticated but not delivered, any such successor Rights Agent may adopt the authentication of the predecessor Rights Agent and deliver such Right Certificates so authenticated, and, if at that time any of the Right Certificates shall not have been authenticated, any successor Rights Agent may authenticate such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

       If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been authenticated but not delivered, the Rights Agent may adopt the authentication under its prior name and deliver Right Certificates so authenticated; and, in case at that time any of the Right Certificates shall not have been authenticated, the Rights Agent may authenticate such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

       Section 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent for the Common Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent for the Common Shares of the Company and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares), then any registered holder of a Right Certificate (or, prior to the Distribution Date, of Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or other legal entity organized, doing business and in good standing under the laws of the United States or of any state of the United States, which is authorized to exercise corporate securities transfer powers in the State of Texas and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Shares of the Company and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

       Section 23. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

       Section 24. Redemption. (a) The Rights may be redeemed by action of the Board of Directors of the Company pursuant to paragraph (b) of this Section 24, or may be redeemed and exchanged by action of the Board of Directors of the Company pursuant to Section 25 herein, but shall not be redeemed in any other manner.

       (b) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the Shares Acquisition Date redeem all but not less than all the then outstanding Rights at a cash redemption price of one cent ($0.01) per Right, appropriately adjusted to reflect any adjustment in the number of Rights outstanding pursuant to Section 12(i) herein (such redemption price being hereinafter referred to as the "Redemption Price"). Any such redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

       (c) The right of the registered holders of Right Certificates to exercise the Rights evidenced thereby or, if the Distribution Date has not theretofore occurred, the inchoate right of the registered holders of Rights to exercise the same shall, without notice to such holders or to the Rights Agent and without further action, terminate and be of no further force or effect effective as of the time of adoption by the Board of Directors of the Company of a resolution authorizing and directing the redemption of the Rights pursuant to paragraph (b) of this Section 24 (or, alternatively, if the Board of Directors qualified such action as to time, basis or conditions, then at such time, on such basis and with such conditions as the Board of Directors may have established pursuant to such paragraph (b)); thereafter, the only right of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any redemption resolution pursuant to paragraph
(b) of this Section 24; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the adoption of any redemption resolution pursuant to paragraph (b) of this Section 24, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agents for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

       (d) Neither the Company nor any of its Affiliates or associates may acquire (other than, in the case of such Affiliates and Associates, in their capacity as holders of Common Shares of the Company), redeem or purchase for value any Rights at any time in any manner other than as specifically set forth in this Section 24 or in Section 25 herein, and other than in connection with the purchase of Common Shares of the Company prior to the Distribution Date.

       Section 25. Mandatory Redemption and Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the Close of Business on the Shares Acquisition Date, issue Common Shares of the Company in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) at an exchange ratio of one Common Share for each two Common Shares for which each Right is then exercisable pursuant to the provisions of Section 12(a)(ii) hereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such redemption and exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Voting Shares for or pursuant to the terms of any such plan) together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Voting Shares then outstanding.

       (b) As of the Close of Business on such date as the Board of Directors of the Company shall order the mandatory redemption and exchange of any Rights pursuant to subsection (a) of this Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive such number of Common Shares as is provided in paragraph (a) of this
Section 25.  The Company shall
promptly give public notice of any such redemption and exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption and exchange. The Company promptly shall mail a notice of any such redemption and exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of mandatory redemption and exchange shall state the method by which the redemption and exchange of the Common Shares for Rights will be effected and, in the event of any partial redemption and exchange, the number of Rights which will be redeemed and exchanged. Any partial redemption and exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 12(a)(ii) hereof) held by each holder of Rights.

       (c) If there shall not be sufficient Common Shares of the Company issued but not outstanding, or authorized but unissued, to permit a mandatory redemption and exchange of Rights in accordance with the provisions of this
Section 25, the Company agrees to take all such action as is within its power, including appropriate action by its Board of Directors, as may be necessary to amend the Company's charter to authorize additional Common Shares for issuance upon such mandatory redemption and exchange. If, notwithstanding the foregoing, the shareholders shall not approve an amendment to the Company's charter authorizing such additional Common Shares, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 12(b) hereof) for Common Shares of the Company, at the initial rate of one one-hundredth of a Preferred Share (or equivalent preferred share) for each Common Share, as appropriately adjusted.

       Section 26. Notice of Certain Events. If the Company shall, on or after the Distribution Date, propose (a) to pay any dividend or other distribution payable in stock of any class of the Company or any Subsidiary of the Company to the holders of its Preferred Shares, (b) to distribute to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (c) to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend),
(d) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (e) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power or cash flow of the Company and its Subsidiaries (determined as provided in Section 14 herein) to, any other Person (other than the Company or a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries), (f) to effect the liquidation, dissolution or winding up of the Company or (g) if the Rights have theretofore become exercisable with respect to Common Shares of the Company pursuant to Section 12(a)(ii) herein, to declare or pay any dividend or other distribution on the Common Shares payable in Common Shares or in stock of any other class of the Company or any Subsidiary of the Company or to effect a subdivision or combination of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 28 hereof, notice of such proposed action, which shall specify the date of authorization of such action by the Board of Directors of the Company and (i) the record date for such dividend or other distribution or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up, subdivision or combination is to take place and the date of participation therein by the holders of the Common Shares of the Company or the Preferred Shares, or both, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (a), (b) or (g) above at least 20 days prior to the record date for determining holders of the Preferred Shares or of the Common Shares of the Company, as the case as may be, for purposes of such action, and, in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Common Shares of the Company, as the case may be, whichever shall be the earlier.

       If any of the events set forth in Section 12(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with
Section 28 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under
Section 12(a)(ii) hereof.

       Section 27. Securities Laws Registrations. To the extent legally required, the Company agrees that it will prepare and file, no later than the Distribution Date, and will use its best efforts to cause to be declared effective, a registration statement under the Securities Act of 1933, as amended, registering the offering, sale and delivery of the Preferred Shares issuable upon exercise of the Rights, and the Company will, thereafter, use its best efforts to maintain such registration statement (or another) continuously in effect so long as any Rights remain outstanding and exercisable with respect to Preferred Shares. Should the Rights become exercisable with respect to securities of the Company or one of its Subsidiaries other than Preferred Shares, the Company agrees that it will, to the extent legally required, promptly thereafter prepare and file, or cause to be prepared and filed, and will use its best efforts to cause to be declared effective, a registration statement under such Act registering the offering, sale and delivery of such other securities and the Company will, thereafter, use its best efforts to maintain such registration statement (or another) continuously in effect so long as any outstanding Rights are exercisable with respect to such securities. The Company further agrees to use its best efforts, from and after the Distribution Date, to qualify or register for sale the Preferred Shares or other securities of the Company or one of its Subsidiaries issuable upon exercise of the Rights under the securities or "blue sky" laws (to the extent legally required thereunder) of all jurisdictions in which registered holders of Right Certificates reside determined by reference to the Rights Register.

       Section 28. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given to made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                     NATCO Group Inc.
                     2950 North Loop West
                     Suite 750
                     Houston, Texas 77096
                     Attention: Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                     ChaseMellon Shareholder Services, L.L.C.
                     2323 Bryan Street
                     Dallas, Texas
                     Attention:  Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Rights Register of the Company or, prior to the Distribution Date, on the stock transfer records for the Common Shares of the Company.

       Section 29. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Rights Agent may deem necessary or desirable, including extending the Final Expiration Date and, provided that at the time of such amendment or supplement the Distribution Date has not occurred, the period during which the Rights may be redeemed; provided, however, that, after the Distribution Date, any such amendment or supplement shall not materially and adversely affect the interests of the holders of Right Certificates. Without limiting the foregoing, the Board of Directors of the Company may by resolution adopted at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in the definitions of Acquiring Person and Distribution Date in Section 1 from 15% to a percentage not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Voting Shares then known to the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Voting Shares for or pursuant to the terms of any such plan), and (ii) 10%.

       Section 30. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

       Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights.

       Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       Section 33. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

       Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

       Section 36. Effective Date. This Rights Agreement shall become effective at the opening of business on the Effective Date.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           NATCO GROUP INC.
Attest:

By  /s/ CHARLES J. ROBERTSON               By   /s/ WILLIAM B. WIENER
    ------------------------------              ------------------------------
Title:  Asst. Secretary                                Sr. Vice President



                                           CHASEMELLON SHAREHOLDER SERVICES,
                                           L.L.C.
                                           As Rights Agent
Attest:


By  /s/ BARBARA J. ROBBINS, VP             By   /s/ R. JOHN DAVIS, VP
    ------------------------------              ------------------------------
Title:  Authorized Officer                            Authorized Officer

                                                                       EXHIBIT A

                          (Form of Right Certificate)

Certificate No. R-                                             __________ Rights

              NOT EXERCISABLE AFTER MAY 15, 2008 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Right Certificate

                                NATCO GROUP INC.

       This certifies that                               , or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 15, 1998 (the "Rights Agreement") between NATCO Group Inc., a Delaware corporation ("the Company"),
and ChaseMellon Shareholder Services, L.L.C., a                      limited
liability company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Dallas time) on May 15, 2008 at the Corporate Trust Office of the Rights Agent, one one-hundredth (1/100) of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a purchase price of seventy-two and 50/100ths dollars ($72.50) per one one-hundredth (1/100) of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 15, 1998, based on the Preferred Shares as constituted at such date.

       As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share that may be purchased upon the exercise of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

       The Right Certificate is subject to all the terms, provisions ad conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the Corporate Trust Office of the Rights Agent.

       This Right Certificate, with or without other Right Certificates, upon surrender hereof at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

       Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of one cent ($0.01) per Right or (ii) may be mandatorily redeemed and exchanged by the Company in whole or in part for Preferred Shares or shares of the Company's common stock, par value $0.01 per share.

       No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made as provided in the Rights Agreement.

       No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, not shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised or such Right or Rights shall have been mandatorily redeemed and exchanged by the Company as provided in the Rights Agreement.

       This Right Certificate shall not be entitled to any benefit under the Rights Agreement or be valid or obligatory for any purpose until it shall have been authenticated by the Rights Agent.

       WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of _____________________, 19___.

ATTEST:                                    NATCO GROUP INC.


                                           By
--------------------------------              ----------------------------
       Secretary


Authentication:

This is one of the Right Certificates referred to in the within-mentioned Rights Agreement.

ChaseMellon Shareholder Services, L.L.C., as Rights Agent


By:
    -----------------------------
       Authorized Signature

                  (Form of Reverse Side of Right Certificate)


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate)


              FOR VALUE RECEIVED                               hereby sells,
                                 -----------------------------
assigns and transfers unto
                           ------------------------------------------------

---------------------------------------------------------------------------
                 (Please print name and address of transferee)

---------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Right Certificate on the books of the within-named corporation, with full power of substitution.


Dated:  ____________________, 19___.


                                        -----------------------------------
                                           Signature

Signature Guaranteed:

       Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States of America.

----------------------------------------------------------------------------
                   (To be executed if a statement is correct)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                        -----------------------------------
                                           Signature

            (Form of Reverse Side of Right Certificate -- continued)

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate)


To:    NATCO GROUP INC.

              The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or for such other securities) be issued in the name of:

Please insert social security
or other identifying number:
                             -----------------------------------------------


----------------------------------------------------------------------------
                         (Please print name and address)


----------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:
                             -----------------------------------------------


----------------------------------------------------------------------------
                         (Please print name and address)


----------------------------------------------------------------------------


Dated: _____________, 19___                      ---------------------------
                                                  Signature

            (Form of Reverse Side of Right Certificate -- continued)


Signature Guaranteed:

       Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


 -----------------------------------------------------------------------------

                    (To be executed if statement is correct)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                            ------------------------------------


 -----------------------------------------------------------------------------


                                     NOTICE

       The signature in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

       If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election will not be honored.

                                NATCO GROUP INC.


                                SUMMARY TERMS OF
                             STOCKHOLDER RIGHTS PLAN


ADOPTION OF PLAN;
TRANSFER OF RIGHTS;
RIGHTS CERTIFICATES:          The Board of Directors has declared a dividend of
                              one Right for each share of Common Stock outstanding. After the adoption of the Plan and until the Distribution Date (as defined below), the Rights are attached to and trade with the Common Stock. After the Distribution Date, the
                              Rights detach; separate Rights certificates are issued; and the Rights trade independently of the Common Stock.

DISTRIBUTION DATE:            The Distribution Date occurs and the Rights detach
                              on the earlier of the following:

                              (1) The tenth calendar day after the public announcement that a person, including affiliates and associates (an "Acquiring Person"), has acquired beneficial ownership of 15% or more of the Common Stock (the date of such public announcement being referred to as the "Stock Acquisition Date").

                              (2) The tenth business day (subject to extension by the Board of Directors) after the commencement of a tender offer or exchange offer for Common Stock if, upon consummation thereof, the offeror, including affiliates and associates, would be an Acquiring Person.

EXERCISABILITY:               The Rights become exercisable after the
                              Distribution Date. The Rights, in all likelihood, would still not be exercised by the holders (since the Purchase Price would likely still exceed the market price) unless and until one of the Flip-In or Flip- Over Events (described below) were to occur.

                              After the Distribution Date, each Right entitles the holder to purchase a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock (one unit would be essentially economically equivalent to one share of Common Stock) at a fixed price (the "Purchase Price"). (See below for a summary of the terms of the Junior Participating Preferred Stock.) The Purchase Price ($72.50 per one one-hundredth of a share of Junior Participating Preferred Stock) was determined by the Board when the Plan was adopted and reflects the view of the Board, with the advice of its investment bankers, as to the potential long-term value of the Common Stock over the life of the Plan.

FLIP-IN: If any person, including affiliates and associates, becomes the beneficial owner of 15% or more of the Common Stock and thus becomes an Acquiring Person (a "Flip-In Event"), then each of the Rights (other than Rights held by the Acquiring Person and certain transferees) "flips in" and becomes a Right to acquire, upon payment of the Purchase Price, Common Stock of the Company having a value (based on the average market price over a 30-day period prior to the Flip-In Event) equal to twice the Right's Purchase Price. The Rights held by the Acquiring Person and certain transferees become null and void.

                              If the Company does not have enough authorized Common Stock, the Rights become exercisable with respect to the Junior Participating Preferred Stock permitting the holder to acquire such number of one one-hundredths of a share of Junior Participating Preferred Stock as have a value equal to twice the Purchase Price.

EXCHANGE OPTION:              After a Flip-In Event occurs and prior to a
                              person's becoming the beneficial owner of 50% or more of the Common Stock, the Continuing Directors may, in lieu of allowing the Rights to be exercised, issue in exchange for, and in mandatory redemption of, all or any pro rata portion of the Rights one share of Common Stock or one one-hundredth of a share of Junior Participating
                              Preferred Stock (or certain equivalent securities) for each Right so exchanged.

FLIP-OVER EVENTS:             If, on or after the Stock Acquisition Date, the
                              Company is acquired in a merger or other business combination (e.g., the Company does not survive or the Common Stock is changed or exchanged), or 50% or more of the Company's assets or earning power
                              (on a consolidated basis) is sold or transferred in one transaction or a series of related transactions ("Flip- Over Events"), each Right
                              "flips over" and requires that provision be made so as to entitle the holder to acquire, upon payment of the Purchase Price, common stock of the other party to the transaction having a market value equal to twice the Purchase Price.

REDEMPTION:                   Rights are redeemable for $.01 per Right by action
                              of the Board of Directors at any time prior to the tenth day following the Stock Acquisition Date.

AMENDMENT:                    Terms of the Rights may be amended by the Board of
                              Directors (1) prior to the Distribution Date in any manner and (2) from and after the Distribution
                              Date in any manner not adverse to the interests of Rights holders.

VOTING:                       The Rights have no voting power.

EXPIRATION:                   The Plan and the Rights expire 10 years from the
                              date of the Plan's adoption.